Exhibit 5.1

                    , 2020

Nebula Parent Corp.

Four Embarcadero Center, Suite 2100

San Francisco, CA 94111

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Nebula Parent Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-237264) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of up to                  shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company, issuable pursuant to the Business Combination Agreement, dated as of January 5, 2020 (the “Business Combination Agreement”), by and among the Company, Nebula Acquisition Corp., a Delaware corporation, BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the Blocker’s sole stockholder, NBLA Merger Sub LLC, a Texas limited liability company, NBLA Merger Sub Corp., a Delaware corporation, Open Lending, LLC, a Texas limited liability company, and Shareholder Representative Services LLC, a Colorado limited liability company, as the Securityholder Representative.

In connection with the furnishing of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Registration Statement;

(ii)	the Business Combination Agreement;

(iii)	the Company’s amended and restated certificate of incorporation;

(iv)	the Company’s bylaws;

(v)	resolutions of the board of directors of the Company; and

(vi)	such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinion contained herein.

In rendering the opinion set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies, and the veracity of the Documents. For the purposes of the opinion set forth below, we have also assumed that (i) in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance and (ii) before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Business Combination Agreement will have been satisfied or duly waived. As to questions of fact material to the opinion hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

Based upon the foregoing examination, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued, delivered and paid for in accordance with the terms of the Business Combination Agreement, such Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations, as well as the federal laws of the United States of America. Our opinion is rendered only with respect to laws, and the rules, regulations and determinations thereunder, which are currently in effect.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us in prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

GREENBERG TRAURIG, LLP